HARBOURVEST PRIVATE EQUITY SECONDARIES FUND L.P.

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Monique Austin, Peter Mahoney, Daniel Chisholm and Adam Freedman, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney and agent for them on their behalf, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any registration statement of HarbourVest Private Equity Secondaries Fund L.P. (the “Fund”) on Form 10 (each, a “Registration Statement”), any and all subsequent Amendments, Pre-Effective Amendments and Post-Effective Amendments to such Registration Statements, as applicable, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the common shares, units or other securities of beneficial interest of the Fund which may be filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), , any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the 1934 Act, and the rules thereunder, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act of 1940, as amended) and/or the securities laws (as that term is defined in Section 3(a)(47) under the 1934 Act), and the rules thereunder, the Commodity Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Fund assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Monique Austin
Monique Austin	June 23, 2026
Chairperson of the Board of Directors, Chief Executive Officer, Principal Executive Officer & President

/s/ Christopher Wilson
Christopher Wilson	June 24, 2026
Director

/s/ Peter Saperstone
Peter Saperstone	June 24, 2026
Director

/s/ Peter Mahoney
Peter Mahoney	June 23, 2026
Chief Financial Officer, Principal Financial Officer & Principal Accounting Officer

/s/ Daniel Chisholm
Daniel Chisholm	June 23, 2026
Chief Legal Officer & Secretary

/s/ Adam Freedman
Adam Freedman	June 23, 2026
Chief Compliance Officer

/s/ Nicholas Misciagna
Nicholas Misciagna	June 24, 2026
Treasurer

/s/ Jeffrey R. Coleman
Jeffrey R. Coleman	June 23, 2026
Vice President